Exhibit 2.2
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of October 8, 2025 (this “Amendment”), to the Agreement and Plan of Merger, dated as of September 17, 2025 (the “Merger Agreement”), is made and entered into by and among Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), Paramount Group, Inc., a Maryland corporation (the “Company”), and Paramount Group Operating Partnership LP, a Delaware limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”), and hereby amends the Merger Agreement as set forth herein. Each of Parent, REIT Merger Sub, Operating Merger Sub, the Company and the Operating Partnership are sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have determined to amend the Merger Agreement in accordance with Section 9.5 of the Merger Agreement as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.Amendment of Section 1.1(a) – Definitions.

a. Section 1.1(a) of the Merger Agreement is hereby amended by replacing the definition of “Company Termination Payment” entirely with the following:

“Company Termination Payment” means an amount equal to $59,700,000; provided, however, if a Company Termination Payment is required to be paid to Parent as a result of the Company entering into an alternative Acquisition Agreement providing for a Superior Proposal that will result, if consummated, in the Person identified on Schedule A owning at least 50% of the voting power of the Company, then the amount set forth in the preceding clause shall be reduced to $47,700,000.

2. Notification of Amendment. Notwithstanding anything to the contrary in the Merger Agreement, the Company may, promptly following the execution of this Amendment, provide the Person identified on Schedule A a copy of this Amendment.

3. Each Party hereby acknowledges that the provisions of the Merger Agreement which have not been modified or amended by this Amendment shall remain in full force and effect in all respects. Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Merger Agreement will from and after the entry into this Amendment refer to the Merger Agreement as

Exhibit 2.2
amended by this Amendment. Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as September 17, 2025, and any references in the Merger Agreement to “the date first above written,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to September 17, 2025.
4. The provisions of Section 9.5 (Amendment) and Article X (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

Exhibit 2.2
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

RITHM CAPITAL CORP.

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

PANORAMA REIT MERGER SUB, INC.

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Authorized Officer

PANORAMA OPERATING MERGER SUB LP

By: Rithm Capital Corp., its General Partner

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

PARAMOUNT GROUP, INC.

By: /s/ Albert Behler
Name: Albert Behler
Title: Chairman, Chief Executive Officer and President

PARAMOUNT GROUP OPERATING PARTNERSHIP LP

By: Paramount Group, Inc.
Its: General Partner

By: /s/ Albert Behler
Name: Albert Behler
Title: Chairman, Chief Executive Officer and President

Exhibit 2.2

Schedule A

[Intentionally Omitted]